Page 34 of 50 Pages

                                                                    EXHIBIT 10.4

                                  APPENDIX C-1

                               AMENDMENT No. 1 to

                               INVESTOR AGREEMENT

      THIS AGREEMENT dated April 20, 1998 is made

A M O N G:

                                    KINROSS GOLD CORPORATION, an Ontario
                                       corporation ("Kinross");

                                    OF THE FIRST PART

                                     - and -

                                    CYPRUS AMAX MINERALS COMPANY,
                                       (the "Significant Shareholder") a
                                       Delaware corporation;

                                    OF THE SECOND PART

      WHEREAS, Kinross and the Significant Shareholder are parties to the Investor Agreement dated February 9, 1998 (the "Investor Agreement");

      WHEREAS, Kinross and the Significant Shareholder have agreed to amend the Investor Agreement as set forth herein;

      NOW, THEREFORE, in consideration of the mutual benefits to be derived and the representations and warranties, conditions and promises herein contained, and intending to be legally bound hereby, the parties agree as follows:



                                    ARTICLE I

                                     GENERAL

SECTION 1.01  DEFINED TERMS.

      Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Investor Agreement.

SECTION 1.02  GOVERNING LAW.

      This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.



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                                                             Page 35 of 50 Pages

                                   ARTICLE II

                                   AMENDMENTS

SECTION 2.01 AMENDMENTS

      The Investor Agreement is amended as follows:

        (a) by deleting the word "ten" where it appears in Section 3.01 and in the fifth sentence of Section 3.03 and, in each case, replacing it with the word "twelve";

        (b) by deleting subsections (a), (b) and (c) of Section 3.02 in their entirety and substituting the following therefor and by renumbering subsections (d) and (e) as (e) and (f), respectively:

         "(a) If the Investors beneficially own at least 76,112,455 Common Shares (as adjusted for any stock dividend, stock split, reclassification or similar event) (the "Base Share Number"), the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to shareholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of four Investor Directors and eight additional directors.

          (b) If the Investors beneficially own less than the Base Share Number but at least three-quarters of the Base Share Number, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to shareholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of three Investor Directors and nine additional directors.

          (c) If the Investors beneficially own less than three-quarters of the Base Share Number but at least one-half of the Base Share Number, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to shareholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of two Investor Directors and ten additional directors.

          (d) If the Investors beneficially own less than one-half of the Base Share Number but at least one-quarter of the Base Share Number, the parties hereto shall exercise all authority under applicable law to cause any slate of directors presented to shareholders for election to the Board to consist of such nominees that, if elected, would result in the Board consisting of one Investor Director and eleven additional directors".



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                                                             Page 36 of 50 Pages

                                   ARTICLE III

                                    GENERAL

SECTION 3.01 INVESTOR AGREEMENT

      Except as expressly amended or modified herein, the Investor Agreement (as amended hereby) shall continue in full force and effect in accordance with the provisions hereof and thereof as in existence on the date hereof. After the date hereof, any reference to the Investor Agreement shall mean the Investor Agreement as amended by this Agreement.

SECTION 3.02 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all the parties reflected hereon as signatories.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the day and year first written above.

                                    KINROSS GOLD CORPORATION



                                    By:   /s/ Shelley Riley
                                       Name:  Shelley Riley
                                       Title: Corporate Secretary



                                    CYPRUS AMAX MINERALS COMPANY



                                    By:   /s/ Philip C. Wolf
                                       Name:  Philip C. Wolf
                                       Title: Senior Vice President